Exhibit 32.2
Section 1350
Certification of Chief Financial Officer
     Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Merck Sharp & Dohme Corp. (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2010	/s/ Peter N. Kellogg
	Name:	Peter N. Kellogg
	Title:	Executive Vice President and Chief Financial Officer